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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in the Registration Statement (Form S-3) and related Prospectus of La Jolla Pharmaceutical Company for the registration of shares of its common stock and to the use and incorporation by reference therein of our report dated January 25, 1996, with respect to the financial statements of La Jolla Pharmaceutical Company included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                         ERNST & YOUNG LLP

San Diego, California
May 30, 1996